Exhibit 99.1

VERSES AI Announces New Strategic Direction, Discontinuation of AI Operations, and Pursuit of Strategic Alternatives

VANCOUVER, British Columbia – June 18, 2026 (GLOBE NEWSWIRE) — VERSES AI Inc. (CBOE:VERS) (OTCQB:VRSSD) (“VERSES’’ or the “Company”), a cognitive computing company specializing in next-generation intelligent software systems today announced that, following a strategic review of its business operations and market opportunities, the Company intends to discontinue its artificial intelligence (“AI”) research and development activities and refocus its efforts on evaluating and pursuing alternative business opportunities.

The Company’s Board of Directors have determined that a strategic pivot away from AI research and development is in the best interests of shareholders given the Company’s limited capital, capital market conditions, the state of our product development, and the timetable to commercialization and revenue.

As part of this strategic pivot, the Company will cease its AI-related operations, including research, development, and related expenditures. This will allow the Company to preserve capital while pursuing strategic alternatives and potential new business initiatives intended to maximize value for shareholders.

“When I was appointed interim CEO in February, the Company was already facing extreme liquidity constraints and a challenging path to product development and revenue. During the past 4 months, we conducted exhaustive fundraising efforts and corporate development initiatives, such as merger with strategic and financial partners, or asset sales that we were unable to close,” said CEO David Scott. “After careful consideration, we believe it is in the best interest of our shareholders to stop operations and redirect the Company’s focus and resources toward pursuing other opportunities that may better position us to preserve and create shareholder value. We will continue to update shareholders as material developments occur.”

The Company has accepted the resignation of James Hendrickson, President and Chief Operating Officer, and Hari Thiruvengada, Chief Technology Officer, as the result of disagreements with the Board of Directors regarding, among other matters, the Company’s compensation practices, including the non-payment of earned wages to certain W-2 employees, including himself and has accepted the resignation of Karl Friston, Chief Science officer. The Company is also terminating its licensing agreement with Prodigii AI, LLC, and will not continue its relationship with the major global investment firm

The Company is continuing to pursue a range of financing and strategic opportunities designed to maximize shareholder value; however, there can be no assurance that this pursuit will result in any transaction that will enable the Company to continue operations. There can be no assurance regarding the outcome or timing of this process. The Company may determine that no transaction or opportunity is appropriate.

About VERSES

VERSES® is a cognitive computing company building next-generation intelligent agentic systems modeled after the wisdom and genius of Nature. Designed around first principles found in science, physics and biology, our flagship product, Genius,™ is an agentic enterprise intelligence platform designed to generate reliable domain-specific predictions and decisions under uncertainty. Imagine a Smarter World that elevates human potential through technology inspired by Nature. Learn more at verses.ai, LinkedIn and X.

On behalf of the Company

David T. Scott, Director & CEO, VERSES AI Inc.
Press Inquiries: press@verses.ai
Investor Relations Inquiries
James Christodoulou, Chief Financial Officer

IR@verses.ai, +1(212)970-8889

Cautionary Note Regarding Forward-Looking Statements

This news release contains statements which constitute “forward-looking information” or “forward-looking statements” within the meaning of applicable securities laws, including statements regarding the plans, intentions, beliefs and current expectations of the Company with respect to future business activities and plans of the Company. Forward-looking information and forward-looking statements are often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions. More particularly and without limitation, this news release contains forward–looking statements and information relating to the Company’s plan to concentrate resources on core target markets and highest-priority initiatives; the Company’s workforce restructuring drastically reducing its operating costs and liquidity position; and the identified core target market providing the fastest speed to market, the greatest ability to capture market share, and the maximum return on investment.

The forward–looking statements and information are based on certain key expectations and assumptions made by the management of the Company. As a result, there can be no assurance that such plans will be completed as proposed or at all. Such forward-looking statements are based on a number of assumptions of management, including, without limitation, that the restructuring and related actions will deliver the anticipated operating cost reductions and improvements to liquidity position; the Company will maintain continuity of key operations, systems, vendor relationships and customer service levels during and after the restructuring; sufficient leadership and critical staff will be retained or recruited to execute the refocused strategy and serve the core target market; and demand within the identified core target market will materialize as expected, allowing faster speed to market, share capture and attractive returns on investment. Although management of the Company believes that the expectations and assumptions on which such forward-looking statements and information are based are reasonable, undue reliance should not be placed on the forward–looking statements and information since no assurance can be given that they will prove to be correct.

Forward-looking statements and information are provided for the purpose of providing information about the current expectations and plans of management of the Company relating to the future. Readers are cautioned that reliance on such statements and information may not be appropriate for other purposes, such as making investment decisions. Since forward–looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to, loss of personnel, knowledge transfer gaps, systems changes or vendor transitions could impair service levels, delivery timelines or product quality; severance and other one-off charges may offset projected savings; inability to retain or hire critical leadership and technical personnel could impede strategy execution and customer support; demand in the identified core market may be weaker than expected; and other risks detailed from time to time in the filings made by the Company in accordance with securities regulations. Accordingly, readers should not place undue reliance on the forward–looking statements and information contained in this news release. Readers are cautioned that the foregoing list of factors is not exhaustive.

The forward–looking statements and information contained in this news release are made as of the date hereof and no undertaking is given to update publicly or revise any forward–looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. The forward-looking statements or information contained in this news release are expressly qualified by this cautionary statement.

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